EXHIBIT 99.2

From: Stephan P. Pinto

Sent: Friday, October 11, 2013
Subject: FW: Resignation Letter follow up

This is a reminder to you all that my resignation has to be 8k’d.

You can cite the reason as “perceived conflict of interest”

This reflects the “perceived conflict of interest” with respect to the Litigation perception that [Mr.] Mandell and the attorneys made at the Oct 8 meeting.

REDACTED1

1 The redacted portions of the correspondence from Mr. Pinto do not concern the circumstances surrounding his resignation, which are not required to be disclosed pursuant to Item 5.02 of the Current Report on Form 8-K.